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                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.   20549
                 __________________________________

                            FORM S-8 POS
                      Registration Statement
                               Under
              The Securities Act of 1933, as amended.

              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
        (Exact name of registrant as specified in charter.)

FLORIDA                            N/A
(State of other jurisdiction       (I.R.S. Employer of incorporation
or organization)                   Identification Number)

                         250 Shields Court
                              Unit #3
                         Markham, Ontario
                          Canada   L3R 9W7
        (Address of executive offices, including zip code.)

                          (905) 947-9923
                  (Registrant's telephone number)

              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
               2000 NONQUALIFYING STOCK OPTION PLAN
                     (Full title of the plan)

                   Adam Michael Oliver, President
              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
                         250 Shields Court
                              Unit #3
                         Markham, Ontario
                          Canada  L3R 9W7
                          (604) 605-0885
         (Name, address and telephone of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                      Conrad C. Lysiak, Esq.
                       601 West First Avenue
                             Suite 503
                    Spokane, Washington   99201
                          (509) 624-1475

In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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                  CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                   Aggregate
                                   Proposed     Proposed
Title of Each                      Maximum      Maximum
Class of                           Offering     Aggregate      Amount of
Securities to       Amount to be   Price Per    Offering       Registration
be Registered       Registered     Unit/Share   Price [1]      Fee [1]
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Common Shares,
$0.001 par value,
issuable upon
exercise of
stock options
by Grantees         5,000,000      $ 1.75       8,750,000      $ 2,310
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Totals              5,000,000      $ 1.75       8,750,000      $ 2,310
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[1]  Based upon the mean between the closing bid and ask prices for common shares on May 17, 2000, in accordance with Rule 457(c).
































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  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) Our Form 10SB Registration Statement, SEC File No. 000-30392, filed with the Securities and Exchange Commission (the
     "Commission) on November 11, 1999.

(b)  Our Form 10-K Annual Report, filed with the Commission on March
     30, 2000.

(c) All reports filed with the Securities and Exchange Commission after November 11, 1999.


ITEM 4.   DESCRIPTION OF SECURITIES.

Common Stock.

     The authorized Common Stock of the Company consists of 50,000,000 shares of $0.001 par value Common Stock. As of May 17, 2000,
28,002,538 shares are issued and outstanding of which 17,168,563 are freely tradeable.

     All shares have equal voting rights and are not assessable.
Voting rights are not cumulative and, therefore, the holders of more than 50% of the Common Stock could, if they chose to do so, elect all of the directors of the Company.

     You have traditional rights as to voting, dividends and liquidation. All of our shares of common stock are entitled to one vote on all matters. There are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation you are entitled to share equally in corporate assets after satisfaction of all liabilities. Copies of the Articles of Incorporation and Bylaws were filed as Exhibits to the Registration Statement filed by us in our Form 10SB Registration Statement SEC File No. 000-30392, are incorporated herein by reference. All of our shares outstanding are fully paid and non-assessable.

Dividends.

     Holders of the Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefore. No dividend has been paid on the Common Stock since inception, and none is contemplated in the foreseeable future.



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Stock Transfer Agent

     Our stock transfer agent for our securities is Interwest
Transfer Co., Inc., P. O. 17136, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with the Florida Corporation Act (the "Act"), the Company's Articles of Incorporation (the "Articles") contain provisions which state that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Company or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders. The Company also has the power, by a bylaw provision or a resolution of its stockholders or directors, to indemnify the officers and directors against any contingency or peril as may be determined to be in the Company's best interests and in connection therewith to secure policies of insurance.

ITEM 7. EXEMPTION FROM REGISTRATION.

     None; not applicable.

ITEM 8.   EXHIBITS.

     The following documents are incorporated herein by reference from the Registrant's Form 10SB Registration Statement filed with the Securities and Exchange Commission, SEC File 000-30392 on November 11, 1999. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Number    Document Description
------    ------------------------------------------------------------
3.1       Articles of Incorporation of the Company, as amended

3.2       Bylaws of the Company
4.1       Warrant Certificate
10.1 Agreement dated January 29, 1999 by and between the shareholders of BBL Technologies Inc.. and the Company.
10.2 Consulting Agreement dated March 31, 1999 by and between May Davis Group and the Company.
10.3 Commission Agreement dated March 31, 1999 by and between May Davis Group and the Company.
10.4 Option Agreement dated June 21, 1999, between David Coates o/a Fifth Business and the Company.
10.5 Option Agreement dated June 21, 1999, between Zoya Financial Corp. and the Company.
16.1      Letter from James E. Scheifley & Associates, P.C.
21.1      List of Subsidiaries.


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     The following documents are incorporated herein:

5.1 *     Opinion of Conrad C. Lysiak, Attorney at Law

10.1 *    2000 Nonqualifying Stock Option Plan.

23.1 * Consent of Daren, Martenfeld, Carr, Testa and Company LLP, chartered accountants.

23.2 *    Consent of Conrad C. Lysiak, Attorney at Law

* Previously filed.










































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ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




























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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the S-8 Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of May, 2000.

                              ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                              BY:  /s/ Adam Michael Oliver
                                   Adam Michael Oliver, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Adam Michael Oliver, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities laws or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the S-8 Registration Statement thereto has been signed by the following persons in the capacities and on the dates indicated.

Signatures               Title                    Date



/s/ Bengt G. Odner
Bengt G. Odner           Chief Executive Officer  May 23, 2000



/s/ Adam Michael Oliver
Adam Michael Oliver      President and sole       May 23, 2000
                         Member of the
                         Board of Directors